Exhibit (a)

ADW DEPOSIT AGREEMENT

by and among

Polestar Automotive Holding UK plc

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY WARRANTS ISSUED HEREUNDER

Dated as of [DATE]

TABLE OF CONTENTS

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ADW DEPOSIT AGREEMENT

ADW DEPOSIT AGREEMENT, dated as of [DATE], by and among (i) Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors (the "Company" and "Polestar"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Citibank”) acting in its capacity as depositary, and any successor depositary hereunder (Citibank in such capacity, the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Warrants issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company desires to establish with the Depositary an American Depositary Warrant facility to provide inter alia for the deposit of the Warrants (as hereinafter defined) and the issuance of American Depositary Warrants representing the Warrants so deposited and, if applicable, for the execution and delivery of American Depositary Warrant Receipts evidencing such American Depositary Warrants; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Warrant facility upon the terms set forth in the ADW Deposit Agreement; and

WHEREAS, the American Depositary Warrant Receipts evidencing the American Depositary Warrants issued pursuant to the terms of the ADW Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the ADW Deposit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1              "ADS Deposit Agreement" shall mean the ADS Deposit Agreement, dated as of [DATE], by and among the Company, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of ADSs issued thereunder, as such ADS Deposit Agreement may be amended or supplemented from time to time in accordance with its terms.

Section 1.2              "ADW Admin Agent" shall mean (i) as of the date hereof, Computershare [Inc.], as the administrative agent appointed by the Depositary for the purposes of processing the exercise of ADWs and the underlying warrants, and (ii) any other entity that may be appointed as successor, substitute or additional administrative agent for processing exercises of ADWs and the underlying warrants.

Section 1.3              "ADW Deposit Agreement" shall mean this ADW Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof.

Section 1.4              "ADW Exercise Form" shall mean the instrument pursuant to which a Holder or Beneficial Owner of ADWs instructs the Depositary to act and to cause the Custodian under the ADS Deposit Agreement and the Warrant Agent under the Warrant Agreement to exercise the Warrants delivered to it on behalf of the ADW Holder or Beneficial Owner, as described in Section 4.6 hereof and to deliver ADSs to said ADW Holder or Beneficial Owner in the manner described in the Warrant Agreement and ADS Deposit Agreement. The ADW Exercise Form shall be substantially in the form of Exhibit B attached hereto, as amended and supplemented from time to time.

Section 1.5              "ADW Expiration Date" shall mean the close of business in New York on the business day in New York immediately preceding the Warrant Expiration Date.

Section 1.6              "ADW Record Date" shall have the meaning given to such term in Section 4.10 hereof.

Section 1.7              "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.8              "Agent" shall have the meaning given to such term in Section 7.6 hereof.

Section 1.9              "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Property (as defined in the ADS Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the ADS Deposit Agreement) of ADSs pursuant to the terms and conditions of the ADS Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the ADS Deposit Agreement), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the ADS Deposit Agreement in the form of (a) Certificated ADS(s) (as defined in the ADS Deposit Agreement), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as defined in the ADS Deposit Agreement), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.13 of the ADS Deposit Agreement. Unless otherwise specified in the ADS Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. As of the date hereof, each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, one (1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 of the ADS Deposit Agreement or a change in Deposited Securities referred to in Section 4.11 of the ADS Deposit Agreement with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the ADS Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (as defined in the ADS Deposit Agreement)).

Section 1.10          "American Depositary Warrant Receipt(s)", "Receipts" and "ADWR(s)" shall mean the American Depositary Receipts issued hereunder and evidencing American Depositary Warrants, as such ADWRs may be amended from time to time in accordance with the provisions of the ADW Deposit Agreement. An ADWR may evidence any number of ADWs and may, in the case of ADWs held though a central depository such as DTC, be in the form of a "Balance Certificate." ADWRs will be issued and delivered to evidence ADWs only to the extent such issuance delivery is required by law.

Section 1.11          "American Depositary Warrant(s)" and "ADW(s)"shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the ADW Deposit Agreement and if applicable, the ADWRs issued hereunder to evidence such ADWs. ADW(s) may be issued under the terms of the ADW Deposit Agreement in the form of (a) Certificated ADW(s) (as hereinafter defined), in which case the ADW(s) are evidenced by ADWR(s), or (b) Uncertificated ADW(s) (as hereinafter defined), in which case the ADW(s) are not evidenced by ADWR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12. Unless otherwise specified in the ADW Deposit Agreement or in any ADWR, or unless the context otherwise requires, any reference to ADW(s) shall include Certificated ADW(s) and Uncertificated ADW(s), individually or collectively, as the context may require. Each ADW shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Warrants specified in the form of ADWR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of this Deposit Agreement and the applicable ADWR (if issued as a Certificated ADW), until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.11 with respect to which additional ADWs are not issued, and thereafter each ADW shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the ADW Deposit Agreement and the applicable ADWR (if issued as a Certificated ADW). In addition, the ADS(s)-to-Warrant(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees).

Section 1.12          "Articles of Association" shall mean the Articles of Association of the Company, as amended and supplemented from time to time.

Section 1.13          "Balance Certificate" shall have the meaning given to such term in Section 2.2(d) hereof.

Section 1.14          "Beneficial Owner" shall mean, as to any ADW, any person or entity having a beneficial interest deriving from the ownership of such ADW. Notwithstanding anything else contained in the ADW Deposit Agreement, any ADWR(s) or any other instruments or agreements relating to the ADWs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADWs for the benefit of the Holders and Beneficial Owners of the corresponding ADWs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADWs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADWs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADWs only through the Holders of such ADWs, by the Holders of the ADWs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADWs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the ADW Deposit Agreement and, if applicable, the terms of the ADWR(s) evidencing the ADWs. A Beneficial Owner of ADWs may or may not be the Holder of such ADWs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADWs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADWs registered in his/her/its name. The manner in which a Beneficial Owner holds ADWs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the ADW Deposit Agreement.

Section 1.15          "Business Day" shall mean any day on which the banks in New York, New York, U.S.A. and London, England are open for business.

Section 1.16          "Certificated ADW(s)" shall have the meaning given to such term in Section 2.12 hereof.

Section 1.17          "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.18          "Company" shall mean Polestar Automotive Holding UK PLC, a limited company incorporated under the laws of England and Wales, and its successors.

Section 1.19          “CREST” shall mean the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK & Ireland Limited in accordance with the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time, or any successor thereto

Section 1.20          "Custodian" shall mean (i) as of the date hereof, Citibank, N.A. (London), having its principal office at 25 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom,, as the custodian of Deposited Property for the purposes of the ADW Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the ADW Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.21          "Deliver" and "Delivery" shall mean (x) when used in respect of Warrants and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Warrant Registrar (as hereinafter defined) or in the book-entry settlement of CREST, and (y) when used in respect of ADWs, either (i) the physical delivery of ADWR(s) evidencing the ADWs, or (ii) the book-entry transfer and recordation of ADWs on the books of the Depositary or any book-entry settlement system in which the ADWs are settlement-eligible.

Section 1.22          "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the ADW Deposit Agreement, and any successor depositary hereunder.

Section 1.23          "Deposited Property" shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADWs under the terms of the ADW Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8 hereof. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADWs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the ADW Deposit Agreement continue to be, vested in the Beneficial Owners of the ADWs representing the Deposited Property.

Section 1.24          "Deposited Securities" shall mean the Warrants and any other securities held on deposit by the Custodian from time to time in respect of the ADWs under the ADW Deposit Agreement and constituting Deposited Property.

Section 1.25          "Dollars" and "$" shall refer to the lawful currency of the United States.

Section 1.26          "DTC" shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.27          "DTC Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADWs credited to its account at DTC, or of the ADWs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADWs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADWs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the ADW Deposit Agreement and the applicable ADWR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADWs.

Section 1.28          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.29          "Foreign Currency" shall mean any currency other than Dollars.

Section 1.30          "Full Entitlement ADWR(s)", "Full Entitlement ADW(s)" and "Full Entitlement Warrant(s)" shall have the respective meanings set forth in Section 2.11 hereof.

Section 1.31          "Holder(s)" shall mean the person(s) in whose name the ADW is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADWs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADWs of the ADWs registered in its name. The manner in which a Holder holds ADWs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the ADW Deposit Agreement.

Section 1.32          "Partial Entitlement ADWR(s)", "Partial Entitlement ADW(s)" and "Partial Entitlement Warrant(s)" shall have the respective meanings set forth in Section 2.11 hereof.

Section 1.33          "Principal Office" shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the ADW Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.34          "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADWs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the ADW Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the ADW Deposit Agreement.

Section 1.35          "Restricted ADWR(s)", "Restricted ADW(s)" and "Restricted Warrants" shall have the respective meanings set forth in Section 2.13 hereto.

Section 1.36          "Restricted Securities" shall mean Warrants, Deposited Securities or ADWs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, England and Wales, or under a shareholder agreement or the Articles of Association (as hereinafter defined) of the Company, the terms of the Warrant Agreement, or under the regulations of an applicable securities exchange unless, in each case, such Warrants, Deposited Securities or ADWs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act, and the Warrants, Deposited Securities or ADWs are not, when held by such person(s), Restricted Securities.

Section 1.37          "Securities Act" shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.38          "Share(s)" shall mean the Company’s Class A ordinary shares, nominal value $0.01 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 of the ADS Deposit Agreement in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.39          "Uncertificated ADW(s)" shall have the meaning given to such term in Section 2.12 hereof.

Section 1.40          "United States" and "U.S." shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

Section 1.41          "Warrant Agent"shall mean Computershare Trust Company, N.A., a federally chartered trust company or another financial institution that carries out the duties of warrant agent or any successor as warrant agent appointed by the Company in respect of the Warrants.

Section 1.42          “Warrant Agreement”

shall mean the Warrant Agreement, dated as of March 22, 2021, by and among Gores Guggenheim, Inc., a Delaware corporation, Computershare Inc., a Delaware corporation and Computershare Trust Company, N.A., a federally chartered trust company, collectively acting as warrant agent as assigned and amended by the Warrant Assignment, Assumption and Amendment Agreement, dated as of April 7, 2022, by and among Gores Guggenheim Inc., a Delaware corporation, the Company, Computershare Inc., a Delaware corporation and Computershare Trust Company, N.A., a federally chartered trust company.

Section 1.43          "Warrant Exercise Price"shall mean the price per share at which ADSs may be purchased at the time a Warrant is exercised in accordance with the terms of the Warrant Agreement. As of the date hereof, the Warrant Exercise Price is $[11.50] per [ADS].

Section 1.44          "Warrant Expiration Date" shall mean the date and time upon which the Warrants expire upon the terms of the Warrant Agreement. As of the date hereof, the Warrants will expire at the close of business in New York on the date that is five (5) years after [DATE] or otherwise in accordance with the terms of the Warrant Agreement.

Section 1.45          "Warrant Nominee" shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under the ADW Deposit Agreement. The Warrant Nominee may be the Custodian or another entity entitled to act as nominee under relevant English laws and regulations. The Warrant Nominee shall perform in whatever capacity and to whatever extent under the ADW Deposit Agreement as the Depositary designates in its appointment of such Warrant Nominee. Such appointment may be evidenced by written agreement, letter, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

Section 1.46          "Warrant Registrar" shall mean the Warrant Agent or any other institution appointed by the Company to carry out the duties of registrar for the Warrants in England and Wales, and any successor thereto.

Section 1.47          "Warrants" shall mean the freely transferable Warrants issued by the Company enabling the holder thereof to purchase ADSs of the Company upon the terms and conditions described in the Warrant Agreement.

ARTICLE II.

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF WARRANTS; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADWs

Section 2.1              Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the ADW Deposit Agreement and the representative ADWR(s), if and as applicable. Each Holder and each Beneficial Owner, upon acceptance of any ADWs (or any interest therein) issued in accordance with the terms and conditions of the ADW Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADW Deposit Agreement and the representative ADWR(s), if and as applicable, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADW Deposit Agreement and the representative ADWR(s), if and as applicable, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADW Deposit Agreement and the representative ADWR(s), if and as applicable, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.2           Form and Transferability of ADWs.

(a)                  Form. Certificated ADWs shall be evidenced by definitive ADWRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADWRs may be issued under the ADW Deposit Agreement in denominations of any whole number of ADWs. The ADWRs shall be substantially in the form set forth in Exhibit A to the ADW Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the ADW Deposit Agreement or required by law. ADWRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADWRs. No ADWR and no Certificated ADW evidenced thereby shall be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADWR shall have been so dated, signed, countersigned and registered. ADWRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADWR by the Depositary. The ADWRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADWRs issued hereunder.

(b)                  Legends. The ADWRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the ADW Deposit Agreement as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADWs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADWRs or ADWs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADWs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADWR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADWR representing the ADWs owned by such Beneficial Owners.

(c)                  Title. Subject to the limitations contained herein and in the ADWR, title to an ADWR (and to each Certificated ADW evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such ADWR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADW (that is, the person in whose name an ADW is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADW Deposit Agreement or any ADWR to any holder of an ADW or any Beneficial Owner unless, in the case of a holder of an ADW, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d)                  Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADWs into DTC. Unless issued by the Depositary as Uncertificated ADWs, a single ADWR in the form of a "Balance Certificate" will evidence all ADWs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate number of ADWs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADWs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only "Holder" of the ADWR evidencing all ADWs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the "Balance Certificate" as custodian for DTC. Each Beneficial Owner of ADWs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADWs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADWs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADWs. So long as ADWs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADWR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the ADW Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the ADW Deposit Agreement to make such distributions, and give such notices, in respect of the ADWs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADWs in their DTC accounts and to the Beneficial Owners of such ADWs)

Section 2.3              Deposit with Custodian. Subject to the terms and conditions of the ADW Deposit Agreement and applicable law, Warrants or evidence of rights to receive Warrants (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Warrant Registrar, if any, are closed, by Delivery of the Warrants to the Custodian. Every deposit of Warrants shall be accompanied by the following: (A) (i) in the case of Warrants represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (ii) in the case of Warrants delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Warrants to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Warrants by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the ADW Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADWs representing the Warrants so deposited, (D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in England and Wales, and (E) if the Depositary so requires, an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Warrants are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Warrants or to receive other property in respect of any such deposited Warrants or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian.

Without limiting any other provision of the ADW Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities except as contemplated in Section 2.13 nor (b) any fractional Warrants or fractional Deposited Securities nor (c) a number of Warrants or Deposited Securities which upon application of the ADW to Warrant ratio would give rise to fractional ADWs. No Warrant shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Warrants under the laws and regulations of England and Wales and any necessary approval has been granted by any applicable governmental body in England and Wales, if any. The Depositary may issue ADWs against evidence of rights to receive Warrants from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Warrants. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Warrants furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Warrants.

Section 2.4              Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of certificates representing Warrants being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to safekeep certificate(s), together with the appropriate instrument(s) of transfer or endorsement (if any), duly stamped, in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities (whether in bearer or book-entry form) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or the Warrant Nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

Notwithstanding anything else contained in the Deposit Agreement, any ADWR(s), or any other instruments or agreements relating to the ADWs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADWs representing the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the ADW Deposit Agreement any Warrants or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Warrants or other Deposited Securities, or any Warrants or other Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company or the terms of the Warrant Agreement.

Section 2.5              Issuance of ADWs. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Warrants has been made pursuant to Section 2.3 hereof, (ii) that such Deposited Securities are being held on behalf of the Depositary or, if deposit is made by book-entry transfer, confirmation of transfer in the books of CREST to the Custodian, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADWs are deliverable in respect thereof and the number of ADWs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the ADW Deposit Agreement and applicable law, shall issue the ADWs representing the Warrants so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if the ADWs are being issued as Certificated ADWs, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADWs to which such person(s) are entitled, but in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADWs and executing and delivering such ADWR(s) (as set forth in Section 5.9 hereof and Exhibit C hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Warrants and the issuance of the ADWR(s). The Depositary shall only issue ADWs in whole numbers and deliver ADWR(s) evidencing whole numbers of ADWs.

Section 2.6              Transfer, Combination and Split-up of ADWRs.

(a)               Transfer. The Registrar shall register the transfer of ADWRs (and of the ADWs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADWRs and execute new ADWRs evidencing the same aggregate number of ADWs as those evidenced by the ADWRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADWRs and (z) Deliver such new ADWRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADWRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADWRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADWRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADWRs, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(b)               Combination & Split Up. The Registrar shall register the split-up or combination of ADWRs (and of the ADWs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADWRs and execute new ADWRs for the number of ADWs requested, but in the aggregate not exceeding the number of ADWs evidenced by the ADWRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADWRs and (z) Deliver such new ADWRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADWRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADWRs, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Section 2.7              Surrender of ADWs and Withdrawal of Deposited Securities. The Holder of ADWs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADWs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADWs to the Depositary at its Principal Office (and, if applicable, the ADWRs evidencing such ADWs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADWRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADWs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereof) have been paid, subject, however, in each case, to the terms and conditions of the surrendered ADWs, of the ADW Deposit Agreement, of the Company’s Articles of Association and of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADWs Delivered to it (and, if applicable, the ADWRs evidencing the ADWs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADWs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADWs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADW Deposit Agreement, of the ADWs so cancelled, of the Articles of Association of the Company, of any applicable laws and of the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADWs representing less than one Warrant. In the case of the Delivery to it of ADWs representing a number other than a whole number of Warrants, the Depositary shall cause ownership of the appropriate whole number of Warrants to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADWs the number of ADWs representing any remaining fractional Warrant, or (ii) sell or cause to be sold the fractional Warrant represented by the ADWs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADWs.

Notwithstanding anything else contained in any ADWR or the ADW Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Warrants or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADWs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADWs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADWs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8              Limitations on Execution and Delivery, Transfer, etc. of ADWRs; Suspension of Delivery, Transfer, etc.

(a)               Additional Requirements. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADW, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Warrants or presenter of ADWs or of an ADWR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and Exhibit C hereof, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADWRs or ADWs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the applicable ADWR, the ADW Deposit Agreement, the terms of the Deposited Securities and applicable law.

(b)               Additional Limitations. The issuance of ADWs against deposits of Warrants generally or against deposits of particular Warrants may be suspended, or the deposit of particular Warrants may be refused, or the registration of transfer of ADWs in particular instances may be refused, or the registration of transfers of ADWs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Warrant Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADWs or Warrants are listed, or under any provision of the ADW Deposit Agreement or the representative ADWR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders or warrantholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c)               Regulatory Restrictions. Notwithstanding any provision of the ADW Deposit Agreement or any ADWR(s) to the contrary, Holders are entitled to surrender outstanding ADWs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Warrants in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADWRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9              Lost ADWRs, etc. In case any ADWR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADWR of like tenor at the expense of the Holder (a) in the case of a mutilated ADWR, in exchange of and substitution for such mutilated ADWR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADWR, in lieu of and in substitution for such destroyed, lost, or stolen ADWR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADWR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADWR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10          Cancellation and Destruction of Surrendered ADWRs; Maintenance of Records. All ADWRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADWRs shall not be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADWRs so canceled, provided the Depositary maintains a record of all destroyed ADWRs. Any ADWs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADWs evidenced by the Balance Certificate to be reduced by the number of ADWs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11          Partial Entitlement ADWs. In the event any Warrants are deposited which entitle the holders thereof to receive a per-Warrant distribution or other entitlement in an amount different from the Warrants then on deposit (the Warrants then on deposit collectively, "Full Entitlement Warrants" and the Warrants with different entitlement, "Partial Entitlement Warrants"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Warrants separate and distinct from Full Entitlement Warrants, and (ii) subject to the terms of the ADW Deposit Agreement, issue ADWs and deliver ADWRs, if applicable, representing Partial Entitlement Warrants which are separate and distinct from the ADWs and ADWRs representing Full Entitlement Warrants, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement ADWs/ADWRs" and "Full Entitlement ADWs/ADWRs", respectively). If and when Partial Entitlement Warrants become Full Entitlement Warrants, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADWs and give Holders of Partial Entitlement ADWRs the opportunity to exchange such Partial Entitlement ADWRs for Full Entitlement ADWRs, (b) cause the Custodian to transfer the Partial Entitlement Warrants into the account of the Full Entitlement Warrants, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADWRs and ADWs, on the one hand, and (ii) the Full Entitlement ADWRs and ADWs on the other. Holders and Beneficial Owners of Partial Entitlement ADWs shall only be entitled to the entitlements of Partial Entitlement Warrants. Holders and Beneficial Owners of Full Entitlement ADWs shall be entitled only to the entitlements of Full Entitlement Warrants. All provisions and conditions of the ADW Deposit Agreement shall apply to Partial Entitlement ADWRs and ADWs to the same extent as Full Entitlement ADWRs and ADWs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADWRs) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Warrants issued or to be issued are Partial Entitlement Warrants and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Warrants upon Delivery to the Custodian.

Section 2.12          Certificated/Uncertificated ADWs. Notwithstanding any other provision of the ADW Deposit Agreement, the Depositary (i) may, at any time and from time to time, issue ADWs that are not evidenced by ADWRs (such ADWs, the "Uncertificated ADW(s)" and the ADW(s) evidenced by ADWR(s), the "Certificated ADW(s)") and (ii) will only issue Certificated ADW(s) to the extent it is required to do so by law. When issuing and maintaining Uncertificated ADW(s) under the ADW Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADWs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADWs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time shall at all times have the right to exchange the Uncertificated ADW(s) for Certificated ADW(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADWs, and (y) the continued availability of Certificated ADWs in the U.S. Holders of Certificated ADWs shall, if the Depositary maintains a direct registration system for the ADWs, have the right to exchange the Certificated ADWs for Uncertificated ADWs upon (i) the due surrender of the Certificated ADW(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADWR evidencing the Certificated ADW(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the ADW Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificates ADW(s) for Uncertificated ADW(s). Uncertificated ADWs shall in all respects be identical to Certificated ADW(s) of the same type and class, except that (i) no ADWR(s) shall be, or shall need to be, issued to evidence Uncertificated ADW(s), (ii) Uncertificated ADW(s) shall, subject to the terms of the ADW Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADW(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADWs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADW(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the ADW Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADW(s) shall not be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADW(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Warrants resulting in the issuance of Uncertificated ADWs and with any transfer, pledge, release and cancellation of Uncertificated ADWs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the ADW Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADWs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADWs under the terms of Section 6.2 hereof. When issuing ADWs under the terms of the ADW Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.12 hereof, the Depositary shall issue Uncertificated ADWs rather than Certificated ADWs, unless (i) the Depositary determines that the distribution in Certificated ADWs is more appropriate than a distribution of Uncertificated ADWs in light of the circumstances then existing, or (ii) otherwise specifically instructed by the applicable Holder to issue Certificated ADWs. All provisions and conditions of the ADW Deposit Agreement shall apply to Uncertificated ADWs to the same extent as to Certificated ADWs, except as contemplated by this Section 2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in the ADW Deposit Agreement or any ADWR(s) to the terms "American Depositary Warrant(s)" or "ADW(s)" shall, unless the context otherwise requires, include Certificated ADW(s) and Uncertificated ADW(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADWs shall be treated as ADWs issued and outstanding under the terms of the ADW Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADWs, any conflict arises between (a) the terms of the ADW Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to the ADW Deposit Agreement pertaining to the Uncertificated ADWs.

Section 2.13          Restricted ADWs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Warrants that are Restricted Securities in order to enable the holder of such Warrants to hold its ownership interests in such Restricted Warrants in the form of ADWs issued under the terms hereof (such Warrants, "Restricted Warrants"). Upon receipt of a written request from the Company to accept Restricted Warrants for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Warrants and the issuance of ADWs representing such deposited Restricted Warrants (such ADWs, the "Restricted ADWs," and the ADWRs evidencing such Restricted ADWs, the "Restricted ADWRs"). Notwithstanding anything contained in this Section 2.13, the Depositary and the Company shall, unless otherwise required by law, issue the Restricted ADWs in uncertificated form (“Uncertificated Restricted ADWs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Warrants and the holders of the Restricted ADWs may be required prior to the deposit of such Restricted Warrants, the transfer of the Restricted ADWRs and the Restricted ADWs evidenced thereby or the withdrawal of the Restricted Warrants represented by Restricted ADWs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADWRs, or to be included in the statements issued from time to time to Holders of Uncertificated ADWs (if issued as Uncertificated Restricted ADWs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADWRs and the Restricted ADWs represented thereby may be transferred or the Restricted Warrants withdrawn. The Restricted ADWs issued upon the deposit of Restricted Warrants shall be separately identified on the books of the Depositary and the Restricted Warrants so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADWs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADWs issued under the terms hereof that are not Restricted ADWs. The Restricted ADWRs and the Restricted ADWs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the ADW Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADWR presented is, and the Restricted ADWs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADWR presented for transfer. Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADWRs and the Restricted ADWs evidenced thereby shall be treated as ADWRs and ADWs issued and outstanding under the terms of the ADW Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADWs, any conflict arises between (a) the terms of the ADW Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted ADWR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADWR shall be controlling and shall govern the rights and obligations of the parties to the ADW Deposit Agreement pertaining to the deposited Restricted Warrants, the Restricted ADWs and Restricted ADWRs.

If the Restricted ADWRs, the Restricted ADWs and the Restricted Warrants are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADWRs, the Restricted ADWs and the Restricted Warrants are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADWRs, the Restricted ADWs and the Restricted Warrants, shall (i) eliminate the distinctions and separations between the applicable Restricted Warrants held on deposit under this Section 2.13 and the other Warrants held on deposit under the terms of the ADW Deposit Agreement that are not Restricted Warrants, (ii) treat the newly unrestricted ADWRs and ADWs on the same terms as, and fully fungible with, the other ADWRs and ADWs issued and outstanding under the terms of the ADW Deposit Agreement that are not Restricted ADWRs or Restricted ADWs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADWRs and Restricted ADWs, respectively, on the one hand, and the other ADWRs and ADWs that are not Restricted ADWRs or Restricted ADWs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADWs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF ADWs

Section 3.1              Proofs, Certificates and Other Information. Any person presenting Warrants for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADWs and Deposited Securities, compliance with applicable laws, the terms of the ADW Deposit Agreement or the ADWR(s) evidencing the ADWs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Warrants in registered form presented for deposit, such information relating to the registration of Warrants on the books of the Company or of the Warrant Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADW Deposit Agreement and the applicable ADWR(s), if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADW, the exercise of ADWs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Warrants for deposit or ADWs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2              Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADWs or ADWRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADWs, Deposited Property and ADWRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Warrants and the Depositary may refuse to issue ADWs, to deliver ADWRs, exercise ADWs, register the transfer of ADWs, register the split up or combination of ADWRs and (subject to Section 7.8(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADWs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADWs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADWs and/or the Deposited Property represented thereby (including, without limitation, the exercise of ADWs and the Warrants represented thereby). Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADWR, the obligations of Holders and Beneficial Owners under this Section 3.2 shall survive any transfer of ADWs, any cancellation of ADWs and withdrawal of Deposited Securities, and the termination of the Deposit Agreement.

Section 3.3              Representations and Warranties on Deposit of Warrants. Each person depositing Warrants under the ADW Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Warrants and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Warrants have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Warrants presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Warrants presented for deposit are not, and the ADWs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 hereof), and (vi) the Warrants presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Warrants, the issuance and cancellation of ADWs in respect thereof and the transfer of such ADWs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Warrants, to take any and all actions necessary to correct the consequences thereof.

Section 3.4              Compliance with Information Requests. Notwithstanding any other provision of the ADW Deposit Agreement or any ADWR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Warrants or ADWs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADWs (and Warrants as the case may be) and regarding the identity of any other person(s) interested in such ADWs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such responses to such requests received by the Depositary.

Section 3.5              [Intentionally Omitted].

Section 3.6              Disclosure of Interests. Notwithstanding any other provision of the ADW Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Warrants, as well as of ADW(s) as if they were the Warrants represented thereby. As of the date of this Agreement, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the ADW Deposit Agreement or of any ADWR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADW, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADW, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

ARTICLE IV.

THE DEPOSITED SECURITIES

Section 4.1              Cash Distributions. If ever the Company intends to make a cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADW Record Date upon the terms described in Section 4.10. Upon confirmation of the receipt of (x) any cash distribution in respect of any Deposited Property (whether from the Company or otherwise), or (y) proceeds from the sale of any Deposited Property held in respect of the ADWs under the terms hereof, the Depositary will (i) if at the time thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.9), (ii) if applicable and unless previously established, establish the ADW Record Date upon the terms described in Section 4.10, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADWs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADWs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADWs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

Section 4.2              Distribution in Warrants. If ever the Company intends to make a distribution that consists of a free distribution of, Warrants, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company)prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADW Record Date upon the terms described in Section 4.10. Upon receipt of confirmation from the Custodian of the receipt of the Warrants so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date, additional ADWs, which represent in the aggregate the number of Warrants received as such free distribution, subject to the other terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution), or (ii) if additional ADWs are not so distributed, take all actions necessary so that each ADW issued and outstanding after the ADW Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Warrants distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADWs, the Depositary shall sell the number of Warrants or ADWs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Warrants) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7, has furnished an opinion of U.S. counsel determining that Warrants must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADW Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

Section 4.3              Elective Distributions in Cash or Warrants. If ever the Company intends to make a distribution payable at the election of the holders of Warrants in cash or in additional Warrants, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADWs. Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADWs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADWs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADWs, the Depositary shall establish the ADW Record Date on the terms described in Section 4.10 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Warrants for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADWs representing such additional Warrants upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADW Record Date (on the terms described in Section 4.10 hereof) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADWs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 hereof, or (Y) in ADWs, the distribution shall be made upon the terms described in Section 4.2 hereof. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Warrants (rather than ADWs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Warrants. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.4              Distribution of Rights to Purchase Additional ADWs.

(a)               Distribution to ADW Holders. If ever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Warrants, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADWs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADWs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADWs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADW Record Date (upon the terms described in Section 4.10 hereof) and establish procedures to (x) distribute rights to purchase additional ADWs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADWs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Warrants (rather than ADWs).

(b)               Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 hereof or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 hereof.

(c)               Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADWs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Warrants or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Warrants or other securities to be acquired upon the exercise of such rights.

Section 4.5              Distributions Other Than Cash, Warrants or Rights to Purchase Warrants.

(a)               If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Warrants or rights to purchase additional Warrants, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADWs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADWs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b)               Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADWs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADW Record Date (established upon the terms described in Section 4.10 hereof), in proportion to the number of ADWs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)               If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 hereof, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADW Record Date upon the terms of Section 4.1 hereof. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(d)               Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

Section 4.6              Exercise of ADWs. Subject to the terms hereof and, if applicable, the relevant ADWRs, Holders of ADWs may exercise the Warrants represented thereby upon the terms of the Warrants set forth in the Warrant Agreement at any time during a Business Day prior to the ADW Expiration Date.

In the event that a Holder of ADWs wishes to exercise the Warrants represented by such Holder's ADWs and such Warrants may be exercised at such time, the Holder shall be required to take the following actions:

(a)       Present such Holder's ADWs to the Depositary (c/o of the ADW Admin Agent) for cancellation and exercise of the underlying Warrants.

(b)       Remit to the ADW Depositary (c/o the ADW Admin Agent) payment of (i) the Warrant Exercise Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and exercise of ADWs (as set forth in Exhibit C hereto), and (y) the issuance and delivery of ADSs (as set forth in the ADS Deposit Agreement).

(c)       Deliver to the ADW Depositary (c/o the ADW Admin Agent) a duly completed and signed ADW Exercise Form, substantially in the form set forth in Exhibit B (the “ADW Exercise Form”), instructing the Depositary to:

(i)	Cancel, or cause to be canceled, the ADWs presented for cancellation;

(ii)	Instruct the ADW Admin Agent and the Custodian to (x) deliver as soon as practicable to the Warrant Agent the Warrants represented by the ADWs so canceled for exercise, (y) exercise, or cause to be exercised, the Warrants represented by the ADWs so canceled, and (z) remit to the Warrant Agent the Warrant Exercise Price received directly from the Holder of the ADWs so canceled;

(iii)	Instruct the Warrant Agent to deliver Shares deliverable upon exercise of the relevant Warrant in accordance with the Warrant Agreement to the custodian under the ADS Deposit Agreement; and

(iv)	Instruct the depositary under the ADS Deposit Agreement to issue ADSs to the account or accounts specified in the ADW Exercise Form.

The Depositary shall, or shall cause the ADW Admin Agent to, establish procedures with DTC for the exercise of Warrants represented by ADWs, and the receipt of ADSs upon exercise of ADWs, in each case substantially upon the terms for exercise of Warrants represented by ADWs by Holders of ADWs described above, by DTC Participants on behalf of Beneficial Owners of ADWs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADW Admin Agent. Such DTC procedures shall require the DTC Participant exercising ADWs to (i) surrender ADWs for cancellation, (ii) deliver the requisite ADW/Warrant exercise instructions, and (iii) pay the applicable Warrant Exercise Price and the ADW and ADS fees applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs.

The Depositary shall, upon receipt of ADWs for cancellation and exercise of the underlying Warrants, the duly completed ADW Exercise Form, the Warrant Exercise Price and the ADW and the ADS fees and expenses applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADWs, (x) cancel (or cause to be cancelled) the ADWs so presented, and (y) instruct the ADW Admin Agent and the Custodian to deliver as soon as practicable to the Warrant Agent (i) the Warrants represented by the ADWs so canceled for exercise, and (ii) the Warrant Exercise Price received directly from the Holder of the ADWs so canceled to the Warrant Agent.

The Holder of an ADW shall be considered the owner of Shares of the Company issuable upon exercise of Warrants only upon receipt by the Warrant Agent from the Custodian acting on behalf of the Holder of (i) the requisite Warrants, (ii) duly completed instructions for the exercise of such Warrants, and (iii) the Warrant Exercise Price. There can be no assurance that the ADSs deliverable upon exercise of ADWs will be issued and delivered to the person exercising the ADWs within a specified time from the date of exercise of the ADWs.

If the number of ADWs exercised is less than the total number of ADWs evidenced by the ADWR presented to the Depositary for cancellation, the Depositary shall issue a new ADWR representing the balance of the ADWs not exercised. No fractional Shares will be issued upon the exercise of Warrants and no fractional ADSs will be issued upon the exercise of ADWs.

If the Company at any time adjusts the Warrant Exercise Price or the Warrant-to-Share exercise ratio it shall give notice thereof to the Depositary and the ADW Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADW Admin Agent to, give notice thereof to the Holders of ADWs.

If the Company at any time suspends the right to exercise Warrants, it shall give timely notice thereof to the Depositary and the ADW Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADW Admin Agent to give, notice thereof to the Holders of ADWs and shall refuse to accept any instruction to cancel ADWs for the purpose of any exercise of Warrants during the period of suspension.

Copies of the ADW Exercise Form may be obtained from the Depositary and from the ADW Admin Agent upon request.

Section 4.7              Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of ADWs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.8              Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 hereof, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 hereof. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADWs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADW shall (subject to the terms of the ADW Deposit Agreement) be the equivalent of the per Warrant amount received by the Depositary (adjusted to reflect the ADW(s)-to-Warrant(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADWs (subject to the terms of Section 4.9 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADW redeemed. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.9              Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the fees and charges set forth in the Fee Schedule attached hereto as Exhibit C, and applicable taxes withheld) in accordance with the terms of the applicable sections of the ADW Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its reasonable discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.10          Fixing of ADW Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Warrants, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Warrants that are represented by each ADW, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Warrants or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADW Record Date") for the determination of the Holders of ADWs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Warrants represented by each ADW. The Depositary shall make reasonable efforts to establish the ADW Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADW Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the provisions of Section 4.1 through 4.9 and to the other terms and conditions of the ADW Deposit Agreement, only the Holders of ADWs at the close of business in New York on such ADW Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.11          Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADW Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.10 hereof. The Depositary shall, if requested by the Company in writing in a timely manner, at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADW Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADW Record Date will be entitled, subject to the laws of England and Wales, the Articles of Association of the Company, the provisions of the ADW Deposit Agreement, the ADWR representing the ADWs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting and/or consent rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADWs, and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of instructions (in the manner deemed acceptable to the Depositary) of a Holder of ADWs as of such record date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Associations and the terms of the Warrant Agreement, to cause the Custodian to exercise voting or consent rights attached to Warrants represented by ADWs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to any voting or consent rights that may derive from or arise from the Warrants and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote on or consent to any matter, or in any way make use of the Warrants or other Deposited Securities represented by ADWs except pursuant to and in accordance with voting or consent instructions timely received from Holders. No vote shall be exercised and no consent shall be given in respect of any Warrants or other Deposited Securities represented by ADWs in respect of which no specific voting or consent instructions are received by the Depositary from the Holder thereof.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADWs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting or consent instructions to the Depositary or otherwise satisfy the conditions to voting their ADWs in a timely manner or that the Custodian will have the legal authority to give effect to any such instructions received from Holders.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting or consents, and neither the Depositary nor the Custodian shall vote or give or withhold consent, attempt to exercise the right to vote or give or withhold consents, or in any way make use of the Deposited Securities represented by ADWs, except pursuant to and in accordance with the voting or consent instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADWs for which no timely voting or consent instructions are received by the Depositary from the Holder shall not be voted nor shall any consent be given or withheld.

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 hereof).

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

Section 4.12          Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the ADW Deposit Agreement, and the ADWRs shall, subject to the provisions of the ADW Deposit Agreement and applicable law, evidence ADWs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADWs as in the case of a Warrant distributions on the Warrants, (ii) amend the ADW Deposit Agreement and the applicable ADWRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADWs, (iv) call for the surrender of outstanding ADWRs to be exchanged for new ADWRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADWs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADWs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.13          Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission's website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

Section 4.14          Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.15          List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADWs of all Holders.

Section 4.16          Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on distributions and other benefits under applicable tax treaties or laws with respect to distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADWs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligations or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall use commercially reasonable efforts to (or shall cause such agent to) remit within a reasonable time to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company except to the extent that the Company provides information to the Depositary for distribution to the Holders and Beneficial Owners, and the Depositary agrees to distribute to the Holders and Beneficial Owners. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADWs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1              Maintenance of Office and Transfer Books by the Registrar. Until termination of the ADW Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of ADWRs, and the surrender of ADWRs for the purpose of withdrawal of Deposited Securities in accordance with the provisions of the ADW Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADWRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADWRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADWRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADW Deposit Agreement or the ADWRs.

The Registrar may close the transfer books with respect to the ADWRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

If any ADWRs or the ADWs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or with written notice given as promptly as practicable to the Company, appoint a Registrar or one or more co-registrars for registration of ADWRs and transfers, combinations and split-ups, and to countersign such ADWRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with written notice given as promptly as practicable to the Company.

Section 5.2              Exoneration. Notwithstanding anything contained in the ADW Deposit Agreement or any ADWR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the ADW Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b)) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the ADW Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADW Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADW Deposit Agreement, made available to Holders of ADWs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADWs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the ADW Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.3              Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the ADW Deposit Agreement or any ADWRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the ADW Deposit Agreement or the applicable ADWRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADWs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the ADW Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADWs, Warrants, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the ADW Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4              Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 hereof). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 hereof), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADWs and such other information relating to ADWs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5              The Custodian. The Depositary has initially appointed Citibank, N.A. (London) as Custodian for the purpose of the ADW Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Warrants for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADWs, each other Custodian and the Company.

Citibank may at any time act as Custodian of the Deposited Property pursuant to the ADW Deposit Agreement, in which case any reference to Custodian shall mean Citibank solely in its capacity as Custodian pursuant to the ADW Deposit Agreement. Notwithstanding anything contained in the ADW Deposit Agreement or any ADWR to the contrary, the Depositary shall not be obligated to give notice to the Company, any Holders of ADWs or any other Custodian of its acting as Custodian pursuant to the ADW Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6              Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Warrants or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Warrants or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) other notices, reports and communications which are made generally available by the Company to holders of its Warrants or other Deposited Securities and (b) the Company’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Warrants or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association along with the Warrant Agreement, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the ADW Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADWs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7              Issuance of Additional Warrants, ADWs, etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Warrants, (ii) an offering of rights to subscribe for Warrants or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Warrants, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Warrants, (v) an elective distribution of cash or Warrants, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger, scheme of arrangement, or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of English counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of England and Wales and (2) all requisite regulatory consents and approvals have been obtained in England and Wales. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the ADW Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Warrants or other Deposited Securities, either upon original issuance or upon a sale of Warrants or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Warrants, rights to subscribe for such Warrants, securities convertible into or exchangeable for Warrants or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the ADW Deposit Agreement, nothing in the ADW Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8              Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian, the ADW Admin Agent, and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit, withdrawal or exercise of ADWRs, ADWs, the Warrants, or other Deposited Securities, as the case may be, to the extent that it is not unlawful for the Company to indemnify such person at such time under the applicable laws of England and Wales, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with the ADW Deposit Agreement, any ancillary or supplemental agreement entered into between the Company and the Depositary, the ADWRs, the ADWs, the Warrants, or any Deposited Property, in any such case (i) by the Depositary, the Custodian, the ADW Admin Agent, or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

The obligations set forth in this Section shall survive the termination of the ADW Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9              Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, persons depositing Warrants, surrendering ADWs for cancellation and withdrawal of Deposited Securities or withdrawing Deposited Securities, or exercising ADWs or the Warrants represented thereby, shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit C. All ADW fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADW fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADW fee schedule to anyone upon request.

ADW fees and charges payable for (i) the issuance of ADWs and (ii) the cancellation of ADWs will be payable by the person for whom the ADWs are so issued by the Depositary (in the case of ADW issuances) and by the person for whom ADWs are being cancelled (in the case of ADW cancellations). In the case of ADWs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADW issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADWs from the Depositary or the DTC Participant(s) holding the ADWs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADW fees and charges in respect of distributions and the ADW service fee are payable by Holders as of the applicable ADW Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADW fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADW service fee, the applicable Holders as of the ADW Record Date established by the Depositary will be invoiced for the amount of the ADW fees and charges and such ADW fees may be deducted from distributions made to Holders. For ADWs held through DTC, the ADW fees and charges for distributions other than cash and the ADW service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADW fees and charges to the Beneficial Owners for whom they hold ADWs. In the case of (i) registration of ADW transfers, the ADW transfer fee will be payable by the ADW Holder whose ADWs are being transferred or by the person to whom the ADWs are transferred, (ii) conversion of ADWs of one series for ADWs of another series, the ADW conversion fee will be payable by the Holder whose ADWs are converted or by the person to whom the converted ADWs are delivered, and (iii) exercises of ADWs, the ADW exercise fee will be payable by the ADW Holder whose ADWs are being exercised.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADW program established pursuant to the Deposit Agreement, by making available a portion of the ADW fees charged in respect of the ADW program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADW fees and charges shall survive the termination of the ADW Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADW fees and charges shall extend for those ADW fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10          Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.13 hereof) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.13 hereof).

ARTICLE VI.

AMENDMENT AND TERMINATION

Section 6.1              Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADWRs outstanding at any time, the provisions of the ADW Deposit Agreement and the form of ADWR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADWs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADWs. Notice of any amendment to the ADW Deposit Agreement or any ADWR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADWs to be registered on Form F-6 under the Securities Act or (b) the ADWs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADWs, to consent and agree to such amendment or supplement and to be bound by the ADW Deposit Agreement and the ADWR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADW and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADW Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADW Deposit Agreement and the ADWRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADW Deposit Agreement and the ADWRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2           Expiration and Termination.

(a)               Expiration. On the ADW Expiration Date, the ADWs and the ADW Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth herein) and the ADWs and the ADWRs issued upon the terms hereof shall automatically expire and become void. Warrants held by the Custodian between the ADW Expiration Date and the Warrant Expiration Date for which no ADW Exercise Instruction and Warrant Exercise Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADWs outstanding immediately prior to the ADW Expiration Date and shall be so held solely for the purpose of allowing such Warrants to expire unexercised. Upon expiration of the ADW Deposit Agreement, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the ADWRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the ADW Deposit Agreement and any applicable taxes, governmental charges or assessments).

(b)               Termination. The Depositary shall, at any time at the written direction of the Company, terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the ADW Deposit Agreement, the Depositary may terminate the ADW Deposit Agreement by distributing notice of such termination to the Holders of all ADWs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the ADW Deposit Agreement in the termination notice so distributed to Holder of ADWs is referred to as the "Termination Date." Until the Termination Date, the Depositary shall continue to perform all of its obligations under the ADW Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the ADW Deposit Agreement. If any ADWs shall remain outstanding after the Termination Date, the Registrar thereafter shall discontinue the registration of transfers of ADWs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the ADW Deposit Agreement, except that the Depositary shall continue to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the ADW Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 hereof, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADWs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the Termination Date, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADWs have not theretofore been surrendered. After the Termination Date, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the Deposited Securities and the ADWRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADW Deposit Agreement, the Company shall be discharged from all obligations under the ADW Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof.

ARTICLE VII.

MISCELLANEOUS

Section 7.1              Counterparts. The ADW Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the ADW Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2              No Third-Party Beneficiaries/Acknowledgments. The ADW Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the ADW Deposit Agreement. Nothing in the ADW Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADWs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the ADW Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the ADW Deposit Agreement.

Section 7.3              Severability. In case any one or more of the provisions contained in the ADW Deposit Agreement or in the ADWRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4              Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADWs shall be parties to the ADW Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADWR by acceptance thereof or any beneficial interest therein.

Section 7.5              Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Assar Gabrielssons Väg 9 405 31 Göteborg, Sweden, Attention: Anna Rudensjö, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the ADW Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the ADW Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADWs held by such other Holders. Any notices given to DTC under the terms of the ADW Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADWs in their DTC accounts and to the Beneficial Owners of such ADWs

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6              Governing Law and Jurisdiction. The ADW Deposit Agreement and the ADWRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the ADW Deposit Agreement, any ADWR or any present or future provisions of the laws of the State of New York, the rights of holders of Warrants and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Warrants and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the ADW Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Polestar Automotive USA Inc. (the “Agent”) now at 777 MacArthur Blvd, Mahwah, NJ 07430 , as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event of any suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the ADW Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the ADW Deposit Agreement, any ADWR or the Deposited Property.

Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADW or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the ADW Deposit Agreement, ADWs, ADWRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADW or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of AWSs or interests therein.

EACH OF THE PARTIES TO THE ADW DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE ADW DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

The provisions of this Section 7.6 shall survive any termination of the ADW Deposit Agreement, in whole or in part.

Section 7.7              Assignment. Subject to the provisions of Section 5.4 hereof, the ADW Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8              Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a)               Notwithstanding anything in the ADW Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b)              Each of the parties to the ADW Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the ADW Deposit Agreement or any ADWR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9              Titles and References.

(a)               Deposit Agreement. All references in the ADW Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the ADW Deposit Agreement unless expressly provided otherwise. The words “the ADW Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the ADW Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the ADW Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the ADW Deposit Agreement. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, ADWRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b)              ADWRs. All references in any ADWR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADWR(s) in question unless expressly provided otherwise. The words “the Receipt”, “the ADWR”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any ADWR refer to the ADWR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADWR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADWR are included for convenience only and shall be disregarded in construing the language contained in the ADWR. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, the ADWRs, the ADWs and the Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

IN WITNESS WHEREOF, POLESTAR AUTOMOTIVE HOLDING UK PLC and CITIBANK, N.A. have duly executed the ADW Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADWs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

Polestar Automotive Holding UK PLC

By: _______________________________
Name:
Title:

CITIBANK, N.A.

By: _______________________________
Name:
Title:

EXHIBIT A

[FORM OF ADWR]

Number_____________	CUSIP NUMBER:
American Depositary Warrants (each American Depositary Warrant representing one (1) Warrant)

AMERICAN DEPOSITARY WARRANT RECEIPT

FOR

AMERICAN DEPOSITARY WARRANTS

representing

DEPOSITED WARRANTS

of

POLESTAR AutoMOTIVE HOLDING UK PLC

(Incorporated under the laws of England and Wales)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Warrants (hereinafter "ADWs"), representing deposited Warrants, including evidence of rights to receive such Warrants (the "Warrants"), of Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales (the "Company"). As of the date of the ADW Deposit Agreement (as hereinafter defined), each ADW represents one (1) Warrant deposited under the ADW Deposit Agreement with the Custodian, which at the date of execution of the ADW Deposit Agreement is Citibank, N.A. (London) (the "Custodian"). The ADW-to-Warrant ratio is subject to amendment as provided in Articles IV and VI of the ADW Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1)               The ADW Deposit Agreement. This American Depositary Warrant Receipt is one of an issue of American Depositary Warrant Receipts ("ADWRs"), all issued and to be issued upon the terms and conditions set forth in the ADW Deposit Agreement, dated as of ______, 2022 (as amended and supplemented from time to time, the "ADW Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADWs evidenced by ADWRs issued thereunder. The ADW Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADWRs and the rights and duties of the Depositary in respect of the Warrants deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Warrants and held thereunder (such Warrants, securities, property and cash are herein called "Deposited Securities"). Copies of the ADW Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADWs (or any interest therein) issued in accordance with the terms and conditions of the ADW Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADW Deposit Agreement and applicable ADWR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADW Deposit Agreement and the applicable ADWR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADW Deposit Agreement and the applicable ADWR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADWR are summaries of certain provisions of the ADW Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the ADW Deposit Agreement) and are qualified by and subject to the detailed provisions of the ADW Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the ADW Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADWs into DTC. Each Beneficial Owner of ADWs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADWs.

(2)               Withdrawal of Deposited Securities. The Holder of this ADWR (and of the ADWs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADWs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADWs to the Depositary at its Principal Office (and, if applicable, this ADWR evidencing such ADWs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADWR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADWs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company's Articles of Association, of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADWs Delivered to it (and, if applicable, the ADWRs evidencing the ADWs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADWs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADWs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADW Deposit Agreement, of this ADWR so cancelled, of the Articles of Association of the Company, of any applicable laws and the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADWs representing less than one Warrant. In the case of Delivery to it of ADWs representing a number other than a whole number of Warrants, the Depositary shall cause ownership of the appropriate whole number of Warrants to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADWs the number of ADWs representing any remaining fractional Warrant, or (ii) sell or cause to be sold the fractional Warrant represented by the ADWs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADWs. Notwithstanding anything else contained in this ADWR or the ADW Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Warrants or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADWs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADWs represented by this ADWR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADWs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3)               Transfer, Combination and Split-Up of ADWRs. The Registrar shall register the transfer of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs evidencing the same aggregate number of ADWs as those evidenced by this ADWR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADWRs, and (z) Deliver such new ADWRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADWR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADWR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADWR (and of the ADWs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADWR and execute new ADWRs for the number of ADWs requested, but in the aggregate not exceeding the number of ADWs evidenced by this ADWR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADWRs and (z) Deliver such new ADWRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADWR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to the ADW Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADWR, of the ADW Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(4)               Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADW the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Warrants or presenter of ADWs or of an ADWR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit C of the ADW Deposit Agreement and in this ADWR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the ADW Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADWRs or ADWs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADWR, the ADW Deposit Agreement, the terms of the Deposited Securities and applicable law.

The issuance of ADWs against deposits of Warrants generally or against deposits of particular Warrants may be suspended, or the deposit of particular Warrants may be refused, or the registration of transfer of ADWs in particular instances may be refused, or the registration of transfer of ADWs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Warrant Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Warrants or ADWs are listed, or under any provision of the ADW Deposit Agreement or this ADWR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders or warrantholders of the Company or for any other reason, subject in all cases to paragraph (24) and Section 7.8 of the ADW Deposit Agreement. Notwithstanding any provision of the ADW Deposit Agreement or this ADWR to the contrary, Holders are entitled to surrender outstanding ADWs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Warrants in connection with voting at a shareholders' meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADWRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)               Compliance With Information Requests. Notwithstanding any other provision of the ADW Deposit Agreement or this ADWR, each Holder and Beneficial Owner of the ADWs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Warrants or ADWs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADWs (and Warrants, as the case may be) and regarding the identity of any other person(s) interested in such ADWs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such response to such requests received by the Depositary.

(6)               Exercise of ADWs. Subject to the terms hereof and of the ADW Deposit Agreement, Holders of ADWs may exercise the Warrants represented thereby upon the terms of the Warrants set forth in the Warrant Agreement at any time during a Business Day prior to the ADW Expiration Date.

In the event that a Holder of ADWs wishes to exercise the Warrants represented by such Holder's ADWs and such Warrants may be exercised at such time, the Holder shall be required to take the following actions:

(a)       Present such Holder's ADWs to the Depositary (c/o of the ADW Admin Agent) for cancellation and exercise of the underlying Warrants.

(b)       Remit to the ADW Depositary (c/o the ADW Admin Agent) payment of (i) the Warrant Exercise Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and exercise of ADWs (as set forth in Exhibit C to the ADW Deposit Agreement), and (y) the issuance and delivery of ADSs (as set forth in the ADS Deposit Agreement).

(c)       Deliver to the ADW Depositary (c/o the ADW Admin Agent) a duly completed and signed ADW Exercise Form, substantially in the form set forth in Exhibit B to the ADW Deposit Agreement (the “ADW Exercise Form”), instructing the Depositary to:

(i)	Cancel, or cause to be canceled, the ADWs presented for cancellation;

(ii)	Instruct the ADW Admin Agent and the Custodian to (x) deliver as soon as practicable to the Warrant Agent the Warrants represented by the ADWs so canceled for exercise, (y) exercise, or cause to be exercised, the Warrants represented by the ADWs so canceled, and (z) remit to the Warrant Agent the Warrant Exercise Price received directly from the Holder of the ADWs so canceled;

(iii)	Instruct the Warrant Agent to deliver Shares deliverable upon exercise of the relevant Warrant in accordance with the Warrant Agreement to the custodian under the ADS Deposit Agreement; and

(iv)	Instruct the depositary under the ADS Deposit Agreement to issue ADSs to the account or accounts specified in the ADW Exercise Form.

The Depositary shall, or shall cause the ADW Admin Agent to, establish procedures with DTC for the exercise of Warrants represented by ADWs, and the receipt of ADSs upon exercise of ADWs, in each case substantially upon the terms for exercise of Warrants represented by ADWs by Holders of ADWs described above, by DTC Participants on behalf of Beneficial Owners of ADWs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADW Admin Agent. Such DTC procedures shall require the DTC Participant exercising ADWs to (i) surrender ADWs for cancellation, (ii) deliver the requisite ADW/Warrant exercise instructions, and (iii) pay the applicable Warrant Exercise Price and the ADW and ADS fees applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs.

The Depositary shall, upon receipt of ADWs for cancellation and exercise of the underlying Warrants, the duly completed ADW Exercise Form, the Warrant Exercise Price and the ADW and the ADS fees and expenses applicable to the cancellation and exercise of ADWs and the issuance and delivery of ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADWs, (x) cancel (or cause to be cancelled) the ADWs so presented, and (y) instruct the ADW Admin Agent and the Custodian to deliver as soon as practicable to the Warrant Agent (i) the Warrants represented by the ADWs so canceled for exercise, and (ii) the Warrant Exercise Price received directly from the Holder of the ADWs so canceled to the Warrant Agent.

The Holder of an ADW shall be considered the owner of Shares of the Company issuable upon exercise of Warrants only upon receipt by the Warrant Agent from the Custodian acting on behalf of the Holder of (i) the requisite Warrants, (ii) duly completed instructions for the exercise of such Warrants, and (iii) the Warrant Exercise Price. There can be no assurance that the ADSs deliverable upon exercise of ADWs will be issued and delivered to the person exercising the ADWs within a specified time from the date of exercise of the ADWs.

If the number of ADWs exercised is less than the total number of ADWs evidenced by the ADWR presented to the Depositary for cancellation, the Depositary shall issue a new ADWR representing the balance of the ADWs not exercised. No fractional Shares will be issued upon the exercise of Warrants and no fractional ADSs will be issued upon the exercise of ADWs.

If the Company at any time adjusts the Warrant Exercise Price or the Warrant-to-Share exercise ratio it shall give notice thereof to the Depositary and the ADW Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADW Admin Agent to, give notice thereof to the Holders of ADWs.

If the Company at any time suspends the right to exercise Warrants, it shall give timely notice thereof to the Depositary and the ADW Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADW Admin Agent to give, notice thereof to the Holders of ADWs and shall refuse to accept any instruction to cancel ADWs for the purpose of any exercise of Warrants during the period of suspension.

Copies of the ADW Exercise Form may be obtained from the Depositary and from the ADW Admin Agent upon request.

(7)               Disclosure of Interest. Notwithstanding any other provision of the ADW Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Warrants, as well as of ADW(s) as if they were the Warrants represented thereby. As of the date of this ADWR, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the ADW Deposit Agreement or of any ADWR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADW, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADW, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

(8)               Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADWs or ADWRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or the Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or maybe payable by Holder or Beneficial Owners in respect of the ADWs, Deposited Property and ADWRs, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Warrants and the Depositary may refuse to issue ADWs, deliver ADWRs, exercise ADWs, register the transfer of ADWs, register the split-up or combination of ADWRs and (subject to paragraph (25) and Section 7.8(a) of the ADW Deposit Agreement) the withdrawal of Deposited Payment until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADWs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADWs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADWs and/or the Deposited Property represented thereby (including, without limitation, the exercise of ADWs and the Warrants represented thereby). Notwithstanding anything to the contrary contained in the ADW Deposit Agreement or any ADWR, the obligations of Holders and Beneficial Owners under Section 3.2 of the ADW Deposit Agreement shall survive any transfer of ADWs, any cancellation of ADWs and withdrawal of Deposited Securities, and the termination of the ADW Deposit Agreement.

(9)               Representations and Warranties of Depositors. Each person depositing Warrants under the ADW Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Warrants and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Warrants have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Warrants presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Warrants presented for deposit are not, and the ADWs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the ADW Deposit Agreement), and (vi) the Warrants presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Warrants, the issuance and cancellation of ADWs in respect thereof and the transfer of such ADWs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Warrants, to take any and all actions necessary to correct the consequences thereof.

(10)           Filing Proofs, Certificates and Other Information. Any person presenting Warrants for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADWs and Deposited Securities, compliance with applicable laws, the terms of the ADW Deposit Agreement or this ADWR evidencing the ADWs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Warrants in registered form presented for deposit, such information relating to the registration of Warrants on the books of the Company or of the Warrant Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADW Deposit Agreement and this ADWR, if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADW, the exercise of ADWs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the ADW Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Warrants for deposit or ADWs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11)           Charges of Depositary. The Depositary shall charge the following fees:

(i)               Issuance Fee: by any person for whom ADWs are issued (e.g., an issuance upon a deposit of Warrants, upon a change in the ADW(s)-to-Warrant(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so issued under the terms of the ADW Deposit Agreement;

(ii)              Cancellation Fee: to any person surrendering ADWs for cancellation (e.g., a cancellation of ADWs for Delivery of deposited Warrants, upon a change in the ADW(s)-to-Warrant(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) cancelled(except as provided for in (iv) and (v) below);

(iii)            Cash Distribution Fee: to any Holder of ADWs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

(iv)             Warrant Distribution / Rights Exercise Fee: by any Holder of ADWs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of ADWs pursuant to (a) free Warrant distributions or (b) an exercise of rights to purchase additional ADWs;

(v)               Other Distribution Fee: by any Holder of ADW(s), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held for the distribution of securities other than ADWs or rights to purchase additional ADWs (e.g., spin-off securities);

(vi)             ADW Services Fee: by any Holder of ADW(s), a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)          Registration of ADW Transfer Fee: by any Holder of ADW(s) being transferred or by any person to whom ADWs are transferred, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) transferred;

(viii)        ADW Conversion Fee: by any Holder of ADW(s) being converted or by any person to whom the converted ADWs are delivered, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) converted from one ADW series to another ADW series (e.g., upon conversion of Partial Entitlement ADWs for Full Entitlement ADWs, or upon conversion of Restricted ADWs into freely transferrable ADWs, and vice versa); and

(ix)             Exercise of ADWs into Shares / ADSs: to any person surrendering ADWs in connection with the exercise of ADWs into Shares or ADWs into ADSs, a fee not in excess of U.S. $5.00 per 100 ADWs (or fraction thereof) so surrendered for exercise.

In addition, Holders, Beneficial Owners, persons depositing Warrants and persons surrendering ADWs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)       taxes (including applicable interest and penalties) and other governmental charges;

(ii)       such registration fees as may from time to time be in effect for the registration of Warrants or other Deposited Securities on the Warrant register and applicable to transfers of Warrants or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)       such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADW Deposit Agreement to be at the expense of the person depositing or withdrawing Warrants or Holders and Beneficial Owners of ADWs;

(iv)       in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v)       any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi)             the fees, charges, costs and expenses incurred by the Depositary, the Custodian or any nominee in connection with the ADW program;

(vii)          the amounts payable to the Depositary by any party to the ADW Deposit Agreement pursuant to any ancillary agreement to the ADW Deposit Agreement in respect of the ADW program, the ADWs and the ADWRs; and

(viii)        the amounts payable to the Depositary by any party to the Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADWs and the ADWRs.

Any other charges and expenses of the Depositary under the ADW Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADWR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADW fees and charges payable for (i) the issuance of ADWs and (ii) the cancellation of ADWs will be payable by the person for whom the ADWs are so issued by the Depositary (in the case of ADW issuances) and by the person for whom ADWs are being cancelled (in the case of ADW cancellations). In the case of ADWs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADW issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADWs from the Depositary or the DTC Participant(s) holding the ADWs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADW fees and charges in respect of distributions and the ADW service fee are payable by Holders as of the applicable ADW Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADW fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADW service fee, the applicable Holders as of the ADW Record Date established by the Depositary will be invoiced for the amount of the ADW fees and charges and such ADW fees may be deducted from distributions made to Holders. For ADWs held through DTC, the ADW fees and charges for distributions other than cash and the ADW service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADW fees and charges to the Beneficial Owners for whom they hold ADWs. In the case of (i) registration of ADW transfers, the ADW transfer fee will be payable by the ADW Holder whose ADWs are being transferred or by the person to whom the ADWs are transferred, (ii) conversion of ADWs of one series for ADWs of another series, the ADW conversion fee will be payable by the Holder whose ADWs are converted or by the person to whom the converted ADWs are delivered, and (iii) exercises of ADWs, the ADW exercise fee will be payable by the ADW Holder whose ADWs are being exercised.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADW program established pursuant to the ADW Deposit Agreement, by making available a portion of the ADW fees charged in respect of the ADW program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADW fees and charges shall survive the termination of the ADW Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the ADW Deposit Agreement, the right to collect ADW fees and charges shall extend for those ADW fees and charges incurred prior to the effectiveness of such resignation or removal.

(12)           Title to ADWRs. It is a condition of this ADWR, and every successive Holder of this ADWR by accepting or holding the same consents and agrees, that title to this ADWR (and to each ADW evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADWR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADWR (that is, the person in whose name this ADWR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADW Deposit Agreement or this ADWR to any holder of this ADWR or any Beneficial Owner unless such holder is the Holder of this ADWR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

(13)           Validity of ADWR. The Holder(s) of this ADWR (and the ADWs represented hereby) shall not be entitled to any benefits under the ADW Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADWR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADWRs. ADWRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADWR by the Depositary.

(14)           Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the ADW Deposit Agreement) at 100 F. Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the ADW Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADWRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADWRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADWRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADW Deposit Agreement or the ADWRs.

The Registrar may close the transfer books with respect to the ADWRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the ADW Deposit Agreement.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADWR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE ADW DEPOSIT AGREEMENT

(15)           Distributions in Cash, Warrants, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the ADW Deposit Agreement, the Depositary will, subject to English laws and regulations, (i) if at the time of receipt thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms and conditions of Section 4.9 of the ADW Deposit Agreement), (ii) if applicable and unless previously established, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADWs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADWs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable Holders and Beneficial Owners of ADWs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.1 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

If any distribution upon any Deposited Securities consists of a free distribution of Warrants, the Company shall cause such Warrants to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the ADW Deposit Agreement, establish the ADW Record Date upon the terms described in Section 4.10 of the ADW Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the ADW Deposit Agreement, distribute to the Holders as of the ADW Record Date in proportion to the number of ADWs held as of the ADW Record Date, additional ADWs, which represent in the aggregate the number of Warrants received as such free distribution, subject to the other terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or in connection with the distributor), or (ii) if additional ADWs are not so distributed, take all actions necessary so that each ADW issued and outstanding after the ADW Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Warrants distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADWs, the Depositary shall sell the number of Warrants or ADWs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Section 4.1 ADW Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Warrants) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the ADW Deposit Agreement, has furnished an opinion of U.S. counsel determining that Warrants must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the ADW Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADW Deposit Agreement. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADWs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADWs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADWs, the Depositary shall establish the ADW Record Date on the terms described in Section 4.10 of the ADW Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Warrants for which no election is made, either (X) cash upon the terms described in Section 4.1 of the ADW Deposit Agreement or (Y) additional ADWs representing such additional Warrants upon the terms described in Section 4.2 of the ADW Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADW Record Date (on the terms described in Section 4.10 of the ADW Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADWs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the ADW Deposit Agreement, or (Y) in ADWs, the distribution shall be made upon the terms described in Section 4.2 of the ADW Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Warrants (rather than ADWs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Warrants. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.3 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Warrants to be made available to Holders of ADWs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is satisfactory reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company request that the rights not be made available to Holders of ADWs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the ADW Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADW Record Date (upon the terms described in Section 4.10 of the ADW Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADWs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADWs upon the valid exercise of such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Warrants (rather than ADWs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by Section 5.7 of the ADW Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the ADW Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4 (a) of the ADW Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the ADW Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the ADW Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADWs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in Deposited Property (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Warrants and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Warrants or to exercise such rights. Nothing herein or in the ADW Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Warrants or other securities to be acquired upon the exercise of such rights.

If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Warrants or rights to purchase additional Warrants, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADWs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADWs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADWs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADW Record Date (established upon the terms described in Section 4.10 of the ADW Deposit Agreement), in proportion to the number of ADWs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the ADW Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADW Record Date upon the terms of Section 4.1 of the ADW Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the ADW Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16)           Redemption. If ever the Company intends to exercise any right of redemption and/or mandatory conversionin respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the ADW Deposit Agreement, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the ADW Deposit Agreement, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADWs and cancel ADWRs, if applicable, upon delivery of such ADWs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 of the ADW Deposit Agreement If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADWs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADW shall (subject to the terms of the ADW Deposit Agreement) be the equivalent of the per Warrant amount received by the Depositary (adjusted to reflect the ADW(s)-to-Warrant(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADWs (subject to the terms of Section 4.9 of the ADW Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADW redeemed and/or mandatorily converted. Notwithstanding anything contained in the ADW Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption and/or mandatory conversion provided for in Section 4.7 of the ADW Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the ADW Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the ADW Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17)           Fixing of ADW Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Warrants, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Warrants that are represented by each ADW, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Warrants or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADW Record Date") for the determination of the Holders of ADWs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Warrants represented by each ADW. The Depositary shall make reasonable efforts to establish the ADW Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADW Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the terms and conditions of this ADWR and Sections 4.1 through 4.9 of the ADW Deposit Agreement, only the Holders of ADWs at the close of business in New York on such ADW Record Date shall be entitled to receive such distribution, to give such instructions, to receive such notice or solicitation, or otherwise take action.

(18)           Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADW Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.10 of the ADW Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner, at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADW Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADW Record Date will be entitled, subject to the laws of England and Wales, the Articles of Association of the Company, the provisions of the ADW Deposit Agreement, the ADWR representing the ADWs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting and/or consent rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADWs, and (c) a brief statement as to the manner in which such instructions may be given. Upon the timely receipt of instructions (in the manner deemed acceptable to the Depositary) of a Holder of ADWs as of such record date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Associations and the terms of the Warrant Agreement, to cause the Custodian to exercise voting or consent rights attached to Warrants represented by ADWs in accordance with such instructions.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to any voting or consent rights that may derive from or arise from the Warrants and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote on or consent to any matter, or in any way make use of the Warrants or other Deposited Securities represented by ADWs except pursuant to and in accordance with voting or consent instructions timely received from Holders. No vote shall be exercised and no consent shall be given in respect of any Warrants or other Deposited Securities represented by ADWs in respect of which no specific voting or consent instructions are received by the Depositary from the Holder thereof.

Notwithstanding anything contained in the ADW Deposit Agreement or any ADW, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADWs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting or consent instructions to the Depositary or otherwise satisfy the conditions to voting their ADWs in a timely manner or that the Custodian will have the legal authority to give effect to any such instructions received from Holders.

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting or consents, and neither the Depositary nor the Custodian shall vote or give or withhold consent, attempt to exercise the right to vote or give or withhold consent, or in any way make use of the Deposited Securities represented by ADWs, except pursuant to and in accordance with the voting or consent instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADWs for which no timely voting or consent instructions are received by the Depositary from the Holder shall not be voted nor shall any consent be given or withheld.

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 of the ADW Deposit Agreement).

Notwithstanding anything else contained in the ADW Deposit Agreement or any ADWR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

(19)           Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the ADW Deposit Agreement, and the ADWRs shall, subject to the provisions of the ADW Deposit Agreement and applicable law, evidence ADWs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the ADW Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADWs as in the case of a Warrant distributions on the Warrants, (ii) amend the ADW Deposit Agreement and the applicable ADWRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADWs, (iv) call for the surrender of outstanding ADWRs to be exchanged for new ADWRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADWs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADWs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the ADW Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20)           Exoneration. Notwithstanding anything contained in the ADW Deposit Agreement or any ADWR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the ADW Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the ADW Deposit Agreement) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the ADW Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADW Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADW Deposit Agreement, made available to Holders of ADWs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADWs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the ADW Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21)           Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the ADW Deposit Agreement or any ADWRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the ADW Deposit Agreement or the applicable ADWRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADWs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the ADW Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADWs, Warrants, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the ADW Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22)           Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the ADW Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary, shall be entitled to take the actions contemplated in Section 6.2 of the ADW Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the ADW Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADW Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Section 5.8 and 5.9 of the ADW Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the ADW Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADWs and such other information relating to ADWs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23)           Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), Section 6.1 of the ADW Deposit Agreement and applicable law, this ADW and any provisions of the ADW Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADWs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADWs. Notice of any amendment to the ADW Deposit Agreement or any ADWR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holder identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or the upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADWs to be registered on Form F-6 under the Securities Act or (b) the ADWs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADWs, to consent and agree to such amendment or supplement and to be bound by the ADW Deposit Agreement and this ADW, if applicable as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADW and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADW Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADW Deposit Agreement and this ADWR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADW Deposit Agreement and the ADWRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(24)           Expiration/Termination. On the ADW Expiration Date, the ADWs and the ADW Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth in the ADW Deposit Agreement) and the ADWs and the ADWRs issued upon the terms hereof shall automatically expire and become void. Warrants held by the Custodian between the ADW Expiration Date and the Warrant Expiration Date for which no ADW Exercise Instruction and Warrant Exercise Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADWs outstanding immediately prior to the ADW Expiration Date and shall be so held solely for the purpose of allowing such Warrants to expire unexercised. Upon expiration of the ADW Deposit Agreement, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the ADWRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the ADW Deposit Agreement and any applicable taxes, governmental charges or assessments).

The Depositary shall, at any time at the written direction of the Company, terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the ADW Deposit Agreement, the Depositary may terminate the ADW Deposit Agreement by providing notice of such termination to the Holders of all ADWRs then outstanding at least thirty (30) days prior to the date fixed for such termination. The date so fixed for termination of the ADW Deposit Agreement in the termination notice so distributed to Holder of ADWs is referred to as the "Termination Date." Until the Termination Date, the Depositary shall continue to perform all of its obligations under the ADW Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the ADW Deposit Agreement. If any ADWs shall remain outstanding after the Termination Date, the Registrar thereafter shall discontinue the registration of transfers of ADWs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the ADW Deposit Agreement, except that the Depositary shall continue to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the ADW Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 of the ADW Deposit Agreement, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADWs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the Termination Date, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADWs have not theretofore been surrendered. After the Termination Date, the Depositary shall be discharged from all obligations under the ADW Deposit Agreement with respect to the ADWs, the Deposited Securities and the ADWRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the ADW Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADW Deposit Agreement, the Company shall be discharged from all obligations under the ADW Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the ADW Deposit Agreement.

(25)           Compliance with U.S. Securities Laws. Notwithstanding anything in the ADW Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Each of the parties to the ADW Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the ADW Deposit Agreement or any ADWR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(26)           No Third-Party Beneficiaries/Acknowledgments. The ADW Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the ADW Deposit Agreement. Nothing in the ADW Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADWs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the ADW Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the ADW Deposit Agreement.

(27)           Governing Law and Jurisdiction. The ADW Deposit Agreement and the ADWRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the ADW Deposit Agreement, any ADWR or any present or future provisions of the laws of the State of New York, the rights of holders of Warrants and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Warrants and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities). Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADW or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the ADW Deposit Agreement, ADWs, ADWRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADW or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders' and Beneficial Owners' ownership of ADWs or interests therein.

EACH OF THE PARTIES TO THE ADW DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE ADW DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADWR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADWR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name: ________________________________
By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADWR.
__________________________
SIGNATURE GUARANTEED
All endorsements or assignments of ADWRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

EXHIBIT B

ADW/ Warrant EXERCISE FORM

Polestar Automotive Holding UK plc

Citibank, N.A. - Depositary Receipts Department (the “ADW Depositary” and the “ADS Depositary”)

c/o [Computershare US]
[TBD]
Email: [TBD] (the “ADW Admin Agent”)

Polestar Automotive Holding UK PLC

[TBD]
Email: [TBD] (the “Company”)

[Computershare UK]

[TBD]
Email: [TBD] (the “Warrant Agent”)

ADW Exercise Period: commences on [DATE], 2022 and expires on [DATE]

ADW/ADS Books Closure Periods:

Please check the ADS Depositary’s website for books closure details: https://depositaryreceipts.citi.com/adr/guides/books.aspx?pageId=5&subpageid=48

Warrant Books Closure Periods: Please check with ADW Admin:

Computershare customer service @ 1-877-248-4237 (1-877-CITIADR)

Reference is made to (i) the ADW Deposit Agreement, dated as of [date] (the "ADW Deposit Agreement"), by and among Citibank, N.A., as ADW Depositary, the Company, and all Holders and Beneficial Owners of American Depositary Warrants (the "ADWs"), each ADW representing the right to receive one (1) Warrant (the “Warrants”) of the Company, to purchase one Class A Ordinary Shares (the "Shares") of the Company in the form of American Depositary Shares (the “ADSs”) representing such Shares, upon the terms thereof, (ii) the ADS Deposit Agreement, dated as of [date] (the "ADS Deposit Agreement"), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of ADSs, and (iii) the Warrant Agreement, dated as of March 22, 2021 (the “Warrant Agreement”), by and among Gores Guggenheim Inc., a Delaware corporation, and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, as assigned and amended by Warrant Agreement, dated as of [___], 2022, by and among Gores Guggenheim, the Company, Computershare Inc. and Computershare Trust Company, as warrant agent.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the ADW Deposit Agreement. All exercise of Warrants are subject to the terms of the Warrant Agreement and the Election to Purchase (as defined in the Warrant Agreement.

We (the undersigned person exercising the ADWs / Warrants) hereby confirm as follows:

(i)	We delivered, or caused to be delivered, to the ADW Depositary (c/o ADW Admin Agent) the number of ADWs identified below for cancellation, and

(ii)	We delivered, or cause to be delivered, to the ADW Depositary the ADW and ADS fees specified below, and

(iii)	We delivered, or cause to be delivered, to ADW Admin Agent, the appropriate Warrant Exercise Price in Dollars, unless we exercise the ADWS/Warrants on a cashless basis, and

(iv)	We hereby instruct the ADW Depositary to (a) cancel such ADWs, (b) release the Warrants represented thereby to the Warrant Agent for the purpose exercise thereof, (c) cause the Custodian to present the Warrants evidenced by the ADWs so cancelled to the Warrant Agent and to exercise of such Warrants upon the terms of the Warrant Agreement, and, in connection with such exercise, to complete such documentation on our behalf as may be required by the Warrant Agent, (d) instruct the Warrant Agent to deliver the requisite Shares for deposit with the ADS Depositary for issuance and delivery of the corresponding ADSs in accordance with the instructions below.

(a) Number of ADWs presented for cancellation and exercise: ___________ ADWs.

(b) Number of Warrants represented by the ADWs referenced in (a) above: __________ Warrants. 1

1 For current ADW-to-Warrant ratio, please see www.citiadr.com.

(c) Number of Shares to be issued upon exercise of Warrants identified in (b) above: ___________ Shares and to be deposited with the ADS Depositary as set forth in (g) below. 2

(d) Number of ADSs to be issued and delivered upon deposit of Shares specified in
(c) above. 3

(e) Warrant Exercise Price in US dollars per ADS / Share:
USD ___________. 4

Please enclose check covering the Warrant Exercise Price in U.S. Dollars issued to [____] and deliver check to the ADW Admin Agent at: [____]

(f) ADW exercise and ADS issuance fees (in U.S. dollars) to be paid to the ADW Depositary by the person exercising ADWs5:

(i) Exercise fee for ADWs surrendered in connection with the exercise of ADWs into ADSs:

(U.S. $0.05 per ADW surrendered and exercised): USD ______________

(ii) Cancellation fee for ADWs surrendered:

(U.S. $0.05 per ADW surrendered and cancelled): USD ______________

(iii) Issuance fee for ADSs to be issued and delivered in connection with the exercise of ADWs:

(U.S. $0.05 per ADS issued and delivered): USD ___________________

Please enclose check covering ADW Exercise and ADS Issuance fees in US dollars issued to [____] and deliver to ADW Admin Agent at [___].

(g)       We instruct that the Shares issued by the Company be delivered for deposit with Citibank, N.A., as Depositary for the ADSs (the “ADS Depositary”), and that the ADS Depositary issue and deliver the corresponding ADSs as follows:

2 For current Warrant-to-Share exercise ratio, see Warrant Agreement and please consult: ADW Admin Agent. Only specify whole Shares.

3 For current ADS-to-Share ratio, please see www.citiadr.com. Only specify whole ADSs. In certain circumstances Restricted ADSs may be delivered.

4 For current ADW / Warrant Exercise Price, please see Warrant Agreement and consult: ADW Admin Agent - Computershare customer service @ 1-877-248-4237 (1-877-CITIADR). For cashless exercises, please see Warrant Agreement and insert: “N/A – Cashless Exercise”. In case the Company elects to treat the ADW/Warrant exercise as cashless, the Warrant Exercise Price will be refunded to the exercising ADW holder. Please specify account for refunds below.

5 Note: ADW and ADS fees are also payable in connection with cashless exercises.

Name of person in whose name
the ADSs will be registered:
Address of Registered Holder:

Tax identification number for
Registered Holder:

Date:
Name of Person Exercising ADWs/Warrants:
Signature of Person Exercising ADWs/Warrants[6]:
Title of Person Exercising ADWs/Warrants:
Telephone Number of Person Exercising ADWs/Warrants:
Email of Person Exercising ADWs/Warrants:

6 The signature(s) should be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 (or successor rule)) if the ADSs are to be registered in the name of a person other than the registered holder of the ADW presented for cancellation and exercise.

EXHIBIT C

FEE SCHEDULE

ADW FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ADW Deposit Agreement.

I.       ADW Fees

The following ADW fees are payable under the terms of the ADW Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADWs (e.g., an issuance upon a deposit of Warrants, upon a change in the ADW(s)-to-Warrant (s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) issued.	Person for whom ADWs are issued.
(2) Cancellation of ADWs (e.g., a cancellation of ADWs for Delivery of deposited Warrants, upon a change in the ADW(s)-to-Warrant (s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) cancelled.	Person for whom ADWs are being cancelled.
(3) Distribution of cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADWs pursuant to (i) free Warrant distributions, or (ii) an exercise of rights to purchase additional ADWs.	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADWs or rights to purchase additional ADWs (e.g., spin-off securities).	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) held.	Person to whom the distribution is made.
6) ADW Services.	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADWs on the applicable record date(s) established by the Depositary.
7) Registration of ADW Transfers (e.g., upon a registration of the transfer of registered ownership of ADWs, upon a transfer of ADWs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) transferred.	Person for whom or to whom ADWs are transferred.
8) Conversion of ADWs of one series for ADWs of another series (e.g., upon conversion of Partial Entitlement ADWs for Full Entitlement ADWs, or upon conversion of Restricted ADWs into freely transferable ADWs, and vice versa).	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) converted.	Person for whom ADWs are converted or to whom the converted ADWs are delivered.
9) Exercise of ADWs into Shares / ADSs	Up to U.S. $5.00 per 100 ADWs (or fraction thereof) exercised.	Person exercising ADW.

C-1

II.       Charges

Holders, Beneficial Owners, persons depositing Warrants for deposit and persons surrendering ADWs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADW charges:

(i)       taxes (including applicable interest and penalties) and other governmental charges;

(ii)       such registration fees as may from time to time be in effect for the registration of Warrants or other Deposited Securities on the Warrant register and applicable to transfers of Warrants or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)       such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADW Deposit Agreement to be at the expense of the person depositing or withdrawing Warrants or Holders and Beneficial Owners of ADWs;

(iv)       in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v)        any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi)       the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADW program; and

(vii)       the amounts payable to the Depositary by any party to the ADW Deposit Agreement pursuant to any ancillary agreement to the ADW Deposit Agreement in respect of the ADW program, the ADWs and the ADWRs; and

(viii)       the amounts payable to the Depositary by any party to the Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADWs and the ADWRs.

C-2